UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 23, 2009
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850
Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Bonuses
     On December 23, 2009, the Compensation Committee of the Board of Directors (the “Committee”) approved the distribution of a cash bonus from the executive bonus pool to certain executive officers of Diodes Incorporated (the “Company”) for their services rendered in 2009. For fiscal 2009, the aggregate amount of the executive bonus pool depends upon, among other factors, the amount by which (i) the Company’s revenue growth exceeded that of the Company’s serviceable area market (“SAM”) (with the market for discrete products weighted 80% and the market for analog products weighted 20%) and (ii) the Company’s net income exceeded that of the prior year indexed to the industry revenue growth.
     The Committee allocated the executive bonus pool among certain executive officers based on the workload and areas of responsibilities of each executive officer during 2009 and the Committee’s assessment of the contribution made by each executive officer to the achievement of the Company’s performance. For fiscal 2009, the executive bonus pool was $3,012,575, of which the Committee awarded $2,482,000, payable on or before December 31, 2009. The Committee has awarded the cash bonuses to the following named executive officers for services rendered in fiscal 2009:

Name	Position	Amount
Keh-Shew Lu	President and Chief Executive Officer	$780,000

Joseph Liu	Senior Vice President — Operations	286,000

Mark A. King	Senior Vice President — Sales and Marketing	286,000

Richard D. White	Chief Financial Officer, Secretary and Treasurer	300,000

Carl C. Wertz	Vice President, Finance and Investor Relations	100,000
     The Company may pay the balance of the executive bonus pool during the first quarter of the fiscal year 2010 to such officers conditioned upon a positive net profit for the fiscal year 2009 and after adjustment to reflect (i) the actual performance of the Company as reported on its audited financial statements for the fiscal year 2009 and (ii) the actual performance of the Company’s SAM (excluding Japan) for 2009 compared to 2008 as determined by WSTS, all subject to further adjustment(s) in the discretion of the Committee.

Item 7.01.	Regulation FD Disclosure.
     Between December 16 and December 23, 2009, the Company repurchased $4.0 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2026 (the “Notes”) for approximately $3.9 million in cash. In addition, the Company paid $18,969 in cash, representing all accrued but unpaid interest on the Notes. The Notes are redeemable by holders in October 2011, and outstanding Notes total $135.1 million after recent repurchases.
     The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2009	DIODES INCORPORATED

	By:	/s/ Richard D. White
Richard D. White,
Chief Financial Office